Exhibit 4.1 THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. L3HARRIS TECHNOLOGIES, INC. FLOATING RATE NOTES DUE MARCH 2023 Registered No. R-___ CUSIP: 502431 AG Issue Date: _______________ ISIN: US502431AG48 $_______________ L3HARRIS TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware, promises to pay to Cede & Co. or registered assigns, the principal amount of $_______________ (as may be increased or decreased as reflected on the Schedule of Increases or Decreases attached hereto) on March 10, 2023. This Security shall bear interest at a floating rate described on the reverse hereof. Interest Payment Dates: March 10, June 10, September 10 and December 10 Record Dates: The close of business on the 15th calendar day, whether or not a Business Day, immediately preceding the applicable Interest Payment Date Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the Trustee’s Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. Dated: _______________ L3HARRIS TECHNOLOGIES, INC. By: _____________________________________ Name: Title: TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture. THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee By: Authorized Signatory Dated: _______________

REVERSE OF SECURITY FLOATING RATE NOTES DUE MARCH 2023 1. Interest. This Security shall bear interest at a floating rate of interest, reset quarterly, from the date of original issuance or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for until maturity. L3Harris Technologies, Inc. (the “Company”) will pay interest quarterly in arrears on March 10, June 10, September 10 and December 10 of each year (each, an “Interest Payment Date”), commencing on June 10, 2020, or if any such Interest Payment Date is not a Business Day, then on the next succeeding Business Day. The per annum interest rate for the period from the issue date to, but not including, the first Interest Payment Date will be equal to LIBOR on March 13, 2020, plus 75 basis points (the “Initial Interest Rate”). Following the initial Interest Period, the per annum interest rate on this Security for each subsequent Interest Period will be equal to LIBOR as determined on the related LIBOR Determination Date (as defined below), plus 75 basis points. The interest rate applicable to any day in a given Interest Period shall be either (i) the Initial Interest Rate or (ii) the interest rate as effective on the Interest Payment Date (as determined on the applicable LIBOR Determination Date) of such Interest Period. Interest on this Security shall accrue from the most recent Interest Payment Date to which interest has been paid or provided for or, if no interest has been paid, from March 13, 2020; provided that if there is no existing default (as defined in the Indenture) in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof (each, a “Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be on June 10, 2020. The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. The amount of interest for each day that this Security is outstanding (the “Daily Interest Amount”) shall be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of this Security outstanding on such day. The amount of interest to be paid on this Security for each Interest Period shall be calculated by adding such Daily Interest Amounts for each day in such Interest Period. Notwithstanding the foregoing, if the Company or its Designee (defined below) determines on or prior to the relevant LIBOR Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each, as defined below) have occurred with respect to LIBOR, then the provisions set forth below under “Effect of Benchmark Transition Event,” which are referred to as the “Benchmark Transition Provisions,” will thereafter apply to all determinations of the rate of interest payable on this Security. In accordance with the Benchmark Transition Provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each Interest Period will be an annual rate equal to the sum of the Benchmark Replacement (as defined below) plus 75 basis points. 2

If any Interest Payment Date, other than the maturity date of this Security, falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day. If the maturity date of this Security falls on a day that is not a Business Day, the payment of interest and principal shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date. If any such Interest Payment Date (other than the maturity date) is postponed as described above, the amount of interest for the relevant Interest Period shall be adjusted accordingly. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). Notwithstanding the foregoing, the interest rate of this Security will in no event be (a) higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application or (b) lower than 0.00000%. Set forth below is a summary of certain of the defined terms used for purposes of determining the interest rate payable on this Security. “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions in any of the city of New York, New York, Melbourne, Florida or a place of payment are authorized or required by law or executive order to close. “Interest Period” means the period from, and including, an Interest Payment Date to, but excluding, the next succeeding Interest Payment Date, except for the initial Interest Period, which will be the period from, and including, March 13, 2020 to, but excluding, the Interest Payment Date occurring on June 10 , 2020. “LIBOR” means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the applicable LIBOR Determination Date that appears on Reuters Page LIBOR01 (or the Bloomberg equivalent) as of 11:00 a.m., London time, on such LIBOR Determination Date. If Reuters Page LIBOR01 (or the Bloomberg equivalent) does not include such a rate or is unavailable on a LIBOR Determination Date, the Company will request the principal London office of each of four major banks in the London interbank market, as selected by the Company, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such LIBOR Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount of U.S. dollars for a three-month period beginning on the second London Banking Day after such LIBOR Determination Date. If at least two such offered quotations are so provided, the LIBOR rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Company will request each of three major banks in New York City, as selected by the Company, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three- 3 month period beginning on the second London Banking Day after such LIBOR Determination Date. If at least two such rates are so provided, the LIBOR rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the LIBOR rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period. “LIBOR Determination Date” means, with respect to an Interest Period, the London Banking Day that is two London Banking Days prior to the first day of such Interest Period. “London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market. “Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time. “Reuters Page LIBOR01” means the display so designated on Reuters (or the Bloomberg equivalent or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If the principal amount of this Security, plus accrued and unpaid interest, or any portion thereof, is not paid when due (whether upon acceleration pursuant to Section 7.01 of the Indenture or at maturity of this Security), then, in each such case, the overdue amount shall, to the extent permitted by law, bear interest at the rate borne by this Security, reset quarterly in accordance with the terms of this Security, compounded quarterly, which interest shall accrue from the date such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand and shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest will be paid: (i) so long as this Security is in the form of a Global Security, to the Depositary in immediately available funds; or (ii) if this Security is in the form of a definitive Security, then (a) on the definitive Securities having an aggregate principal amount of $10,000,000 or less, by check mailed to the Holders of such Securities, and (b) on the definitive Securities having an aggregate principal amount of more than $10,000,000, by wire transfer in immediately available funds at the written election of the Holders of these Securities; provided that the paying agent shall have received appropriate wire transfer instructions at least ten calendar days prior to the applicable Interest Payment Date. Effect of Benchmark Transition Event If the Company (or its designee, which may be an independent financial advisor, or such other designee of the Company (any of such entities, a “Designee”)) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the 4

Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Security in respect of such determination on such date and all determinations on all subsequent dates. For the avoidance of doubt, in no event shall the calculation agent, trustee, paying agent or security registrar be the Designee. In no event shall the calculation agent be responsible for determining any substitute for LIBOR, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the calculation agent will be entitled to conclusively rely on any determination made by the Company (or its Designee) and will have no liability for such actions taken at the direction of the Company (or its Designee). In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this section titled “Effect of Benchmark Transition Event,” including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to this Security, shall become effective without consent from the Holders of the Securities or any other party. None of the trustee, the calculation agent, the security registrar or the paying agent will have any liability for any determination made by or on behalf of the Company (or its Designee) in connection with a Benchmark Transition Event or Benchmark Replacement. If the Company has appointed a Designee and such Designee is unable to determine whether a Benchmark Transition Event has occurred and/or has not selected the Benchmark Replacement, or if the Company has not appointed a Designee, then, in any such case, the Company shall make such determination or select the Benchmark Replacement, as the case may be. Set forth below is a summary of certain of the defined terms used for purposes of this section titled “Effect of Benchmark Transition Event.” “Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then- current Benchmark, then “Benchmark” means the applicable Benchmark Replacement. “Benchmark Replacement” means the Interpolated Benchmark with respect to the then- current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if the Company (or its Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative 5 set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date: (1) the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment; (2) the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment; (3) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then- current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; (4) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; (5) the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment. “Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date: (1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; (2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; (3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark 6

Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary). “Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; (2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. 7

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or its Designee) in accordance with: (1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that: (2) if, and to the extent that, the Company (or its Designee) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or its Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time. For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment plus 75 basis points. “Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark. “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. “Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time. “ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor. “ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment. 8

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 A.M. (London time) on the day that is two London Banking Days preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website. “Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. 2. Method of Payment. The Company shall pay interest on this Security (except defaulted interest) to the persons who are registered Holders of the Securities (as defined below) at the close of business on the Record Date next preceding the Interest Payment Date, even if such Securities are cancelled after such Record Date and on or before such Interest Payment Date; provided, however, interest payable at maturity will be paid to the person to whom the principal is payable. The Holder must surrender this Security to a paying agent to collect principal payments. Subject to the terms and conditions of the Indenture, the Company will make payments in cash and at maturity to Holders who surrender Securities of this series to the paying agent to collect such payments in respect of such Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by wire transfer of immediately available funds or check payable in such money. 3. Paying Agent, Calculation Agent and Security Registrar. Initially, the Trustee (as defined in Section 4 below) will act as paying agent, calculation agent and Security Registrar. The Company may appoint and change any paying agent, calculation agent or Security Registrar without notice, other than notice to the Trustee; provided, however, that the Company will maintain at least one paying agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their affiliates may act as paying agent, calculation agent or Security Registrar. 9

The Bank of New York Mellon Trust Company, N.A. initially will act as the calculation agent (the “Calculation Agent”) in respect of the notes. The calculation agent will, upon the written request of any Holder of Securities, provide the interest rate then in effect with respect to the Securities. In the absence of manifest error, all calculations made by the calculation agent will be conclusive for all purposes and binding on us and the Holders of the Securities. 4. Series. This Security is one of a duly authorized issue of Floating Rate Notes due March 2023 (the “Securities”) of the Company, issued or to be issued in one or more series under an indenture dated as of September 3, 2003 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee (the “Trustee,” which term includes any successor Trustee under the Indenture). All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Pursuant to Section 2.03 of the Indenture, this series of Securities is issued under an officers’ certificate of the Company, dated March 13, 2020 (the “Officers’ Certificate”), to establish the terms of the Securities, setting forth such terms, to which Indenture and Officers’ Certificate reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The initial Securities of this series issued on March 13, 2020 (and any Securities of such series issued in exchange therefor) and any additional Securities of such series issued upon a further reopening of the Securities in accordance with the Indenture (and any Securities of such series issued in exchange therefor) will be treated as a single class for all purposes under the Indenture. The Securities are unlimited in aggregate principal amount. 5. No Optional Redemption; No Sinking Fund. The Securities will not be redeemable at the option of the Company prior to maturity. No sinking fund is provided for the Securities. 6. Change of Control. If a Change of Control Repurchase Event (as defined below) occurs, the Company will make an offer to each Holder of Securities to repurchase all or any part (in a principal amount of $2,000 or an integral multiple of $1,000 above that amount) of that Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount of Securities being repurchased plus any accrued and unpaid interest on the Securities being repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, the Company will deliver a notice to each Holder of Securities, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Securities on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The notice shall, if 10 delivered prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Securities, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Securities by virtue of such conflict. On the Change of Control Repurchase Event payment date, the Company will, to the extent lawful: (1) accept for payment all Securities or portions of Securities (in a principal amount of $2,000 or an integral multiple of $1,000 above that amount) properly tendered pursuant to the Company’s offer; (2) deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Securities or portions of Securities properly tendered; and (3) deliver or cause to be delivered to the Trustee the Securities properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities being repurchased by the Company. The paying agent will promptly deliver or arrange for delivery to each Holder of Securities properly tendered the repurchase price for such Holder’s Securities being repurchased, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Security equal in principal amount to any unpurchased portion of any Securities surrendered; provided, that each new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 above that amount. The Company will not be required to make an offer to repurchase the Securities upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities properly tendered and not withdrawn under its offer. Notwithstanding anything to the contrary herein, an offer to repurchase the Securities upon a Change of Control Repurchase Event may be made in advance of such Change of Control Repurchase Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the offer. “Below Investment Grade Rating Event” means the rating for the Securities is lowered to below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be 11 extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either of the Rating Agencies as a result of such Change of Control); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of the Company’s Subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its Subsidiaries; (2) the adoption by the holders of the Company’s Voting Stock of a plan relating to the Company’s liquidation or dissolution; (3) the first day during any period of 24 consecutive months on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or (4) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly-owned Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock, measured by voting power rather than number of shares; provided that a merger shall not constitute a “change of control” under this definition if: (i) the sole purpose of the merger is the Company’s reincorporation in another state, and (ii) the Company’s shareholders and the number of shares of the Company’s Voting Stock, measured by voting power and number of shares, owned by each of them immediately before and immediately following such merger are identical. “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. “Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors: (i) who was a member of such Board of Directors on the date of the issuance of the Securities; (ii) who was nominated for election or elected to such Board of Directors with the approval of the individuals referred to in clause (i) above constituting at the time of such nomination or election at least a majority of the Board of Directors (either by a specific vote or by approval of the Company’s proxy statement in which such member was 12 named as a nominee recommended by the Continuing Directors for election as a director); or (iii) whose nomination or election was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such nomination or election at least a majority of the Board of Directors. “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company. “Moody’s” means Moody’s Investors Service, Inc., and its successors. “Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Securities or fails to make a rating of the Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, as the case may be. “S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors. “Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency. 7. Denominations; Transfer; Exchange. The Securities are in fully registered form, without coupons, in minimum denominations of $2,000 of principal amount and integral multiples of $1,000 above that amount. A Holder may transfer or exchange the Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. 8. Persons Deemed Owners. The registered Holder of this Security may be treated as the owner of this Security for all purposes subject to the Record Date provisions hereof. 9. Unclaimed Money or Securities. The Trustee and the paying agent shall return to the Company any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person. 13

10. Amendment; Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. 11. Obligations Absolute. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the place, at the respective times, at the rate and in the coin or currency herein prescribed. 12. Trustee Dealings with the Company. Subject to certain limitations imposed by the Trust Indenture Act of 1939, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. 13. Book-Entry Provisions for Global Securities. This Security is in the form of a Global Security as provided in the Indenture. The Global Security for this series initially shall: (i) be registered in the name of the Depositary, who shall be The Depository Trust Company or as otherwise identified in or pursuant to the Officers’ Certificate authorizing the issuance of this series of Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear any required legends. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to this Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under this Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of this Security. 14

Transfers of this Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in this Global Security may be transferred or exchanged for definitive Securities in accordance with the rules and procedures of the Depositary. Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in this Global Security only if: (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security, or the Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company in its sole discretion and subject to the Depositary’s procedures elects not to have the Securities represented by a Global Security and to cause the issuance of definitive Securities or (iii) an Event of Default has occurred and is continuing. In connection with any transfer or exchange of a portion of the beneficial interest in this Global Security to beneficial owners pursuant to the immediately preceding paragraph, the Security Registrar shall (if one or more definitive Securities are to be issued) reflect on the Security Register the date and a decrease in the principal amount of this Global Security in an amount equal to the principal amount of the beneficial interest in this Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more definitive Securities of like tenor and amount. In connection with the transfer of this entire Global Security to beneficial owners pursuant to the immediately preceding paragraph, this Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in this Global Security, an equal aggregate principal amount of definitive Securities of authorized denominations. The Holder of this Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities. 14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company to consolidate or merge with or into any other person, or sell or transfer all or substantially all of its property and assets to any other person, and on the ability of the Company and its Restricted Subsidiaries to: (i) create, incur, assume or suffer to exist specified liens; and (ii) enter into sale and leaseback transactions. On or before the first day of October in each year, the Company must report to the Trustee on compliance with such limitations. 15. No Recourse Against Others. A director, officer, employee, or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. 15

16. Authentication. This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security. 17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gifts to Minors Act). 18. Defeasance. The Indenture contains provisions for defeasance at any time of: (i) the entire indebtedness of the Company on this Security, and (ii) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security. These provisions shall not apply to Section 6 above after a Change of Control Repurchase Event occurs. 19. GOVERNING LAW. THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD AS TO CONFLICT OF LAW PRINCIPLES. * * * The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: L3Harris Technologies, Inc. 1025 West NASA Boulevard Melbourne, FL 32919 Attn: Treasurer 16

ASSIGNMENT FORM To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to --------------------------------------------------------------------------------------------------------------------- (Insert assignee’s social security or tax I.D. no.) --------------------------------------------------------------------------------------------------------------------- --------------------------------------------------------------------------------------------------------------------- (Print or type assignee’s name, address and zip code) and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him. Your Signature: ________________________________________________ (Sign exactly as your name appears on the other side of this Security) Date: __________________________ Medallion Signature Guarantee: _________________________________ SCHEDULE OF INCREASES OR DECREASES The following increases or decreases in the principal amount of this Security have been made: Amount of decrease Principal amount of in principal Amount of increase this Security Signature of amount in principal amount following such authorized signatory Date of this Security of this Security decrease or increase of Trustee